Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT
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We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 1 on Form S-8 to Registration Statement No. 333-68524 of Washington Mutual, Inc. on Form S-4 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

Seattle, Washington
January 7, 2002